                                                        FILED UNDER RULE 424(c)
                                                             FILE NO. 333-76519



                             SUPPLEMENT TO PROSPECTUS OF
                                WATTAGE MONITOR INC.

                              DATED DECEMBER 16, 1999


        The first paragraph of the cover page of the prospectus shall be supplemented as follows:

              "This prospectus covers an aggregate of 14,576,570 shares of our common stock, which will be sold, from time to time, by some of our shareholders, including persons who have received shares from the initial selling shareholders after the date of this prospectus, as reflected in the 'Selling Shareholders' section."

        The "Selling Shareholders" section shall be supplemented as follows:


                                                   COMMON STOCK
                                     ------------------------------------------
                                     NUMBER OF SHARES
                                      OWNED PRIOR TO          NUMBER OF SHARES
                                     AND REGISTERED IN       BENEFICIALLY OWNED
NAME OF SELLING SECURITY HOLDER        THE OFFERING          AFTER THE OFFERING
-------------------------------      -----------------       ------------------
Gerald R. Alderson.................     1,713,243                     0
Gail Alderson......................       200,000                     0
Alison Elliott.....................       103,274                     0
Katherine Alderson.................        72,824                     0
Kory Alderson......................        72,824                     0
Dorothy Piekarz....................        41,030                     0
Anne Alderson......................         4,174                     0
Jack Alderson......................         4,000                     0
Nancy Mayr.........................         4,000                     0
Mark Alderson......................         4,000                     0

                       Supplement dated February 8, 2000